Exhibit 99.2

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

HEALTHTRONICS

Moderator: Sam Humphries

August 8, 2006

9:30 am CT

Operator:	Good day, everyone, and welcome to the HealthTronics Second Quarter Earnings Release conference call.

At this time I would like to inform you that this conference is being recorded and all participants are currently in a listen-only mode.

This presentation contains forward-looking statements regarding HealthTronics, Inc. and its subsidiaries and the services they provide. Investors are cautioned that all such statements involve risks and uncertainties.

Investors are cautioned not to pay undue reliance on these forward-looking statements, which speak only as of the date of this presentation. HealthTronics undertakes no obligation to publicly revise forward-looking statements. Please refer to our press release as well as our SEC filings for a discussion of these risks related to forward-looking statements.

I will now turn the conference over to Mr. Sam Humphries, President and CEO. Please go ahead, sir.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sam Humphries:	Thank you, (Matthew). And I’d like to welcome each of you to my first earnings call since joining HealthTronics less than three months ago. With me today is Richard Rusk, Vice President and Corporate Controller and Interim CFO.

It certainly seems a lot longer than three months because so much has happened in a very short period of time here. There have been a number of very positive changes and several initiatives put in place. One of the key initiatives is a bottoms-up strategic review of our entire business and the objectives there are to develop additional opportunities to drive our growth and additional opportunities to drive down cost.

To add to the strength of the process and to make sure that it’s a comprehensive review in every possible way, we’ve also engaged one of the best strategic advisors in the business, Bain & Company. We’ve started with a clean slate. Everything is on the table, open for discussion and there are certainly no sacred cows, so we’ll – based on this we’ll certainly do what makes sense and what’s good for the business.

On a personal note I am certainly pleased to be at HealthTronics. One reason is I think my background and experience is especially suited to lead HealthTronics in a new stage of growth.

I actually came up through the sales and marketing ranks, spent a number of years with GE Medical, certainly in capital equipment and areas of imaging and critical care, and service that’s related to the capital equipment, so a strong background and understanding of the key elements of HealthTronics business.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Also I spent a number of years with American Medical Systems. As most of you know, it’s a very strong urology company and I was there at a very early stage. I was the first VP of Sales and Marketing. I developed a US Sales and Marketing organization from scratch and then a year or so later circled back and did the same thing with the Sales and Marketing organization outside the US.

As CEO during the rapid growth stage, there are a number of things that we were able to accomplish and one is that we developed great technology. We also developed great relationships with our urologists and many of those relationships exist even today. And we also developed one of the finest sales and marketing organizations in the business.

I also spent a number of years and was a co-founder of our own venture capital firm. And when it’s your own money you look at things differently. You ask tougher questions. You pay attention to detail. And you have less patience for marginal performers. So overall in a background point of view I’m certainly very comfortable with urology.

I know how to grow a business. I have in depth experience related to the technology and the service. I certainly place a high priority on the value of hiring strong people and developing strong relations. And I also understand the importance of building value in a company and getting a good return on investment.

Having said that and being on the job for less than three months, I’m going to ask each of you to go a little easy on some of the detailed questions related to the strategy and the financials going forward. And I think it’s premature for those questions and certainly premature for me to provide any update for guidance.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

But we are making good progress and we’re taking a hard look at not only the strategy but as well as the cost and the organization structure and the relationships. And again even though it’s premature and frankly not credible to get into a lot of details of the things that we’re going to do, I do promise that before the end of the year, I’ll give you a more complete picture as well as a well thought-out rational plan of how we’re going to grow our business.

At this time I would also like to make sure that we provide updated guidance before the end of the year as well.

I’ll now turn it over to Richard Rusk who will review the second quarter and first half financials.

Richard Rusk:	Thank you, Sam, and good morning to everyone on the call. As is our usual custom, we have provided as an attachment to the press release certain supplemental financial tables and schedules that provide segment data for the results of operations through June 30, 2006; therefore, I will not spend time this morning covering that information but rather would like to give you a brief overview of the results, as compared to the prior year.

Please also note that our specialty vehicle division is now included in discontinued operations in all of our second quarter numbers.

Total revenues for the second quarter of 2006 totaled $37.9 million, as compared to $39.2 million for the second quarter of 2005. Urology revenues were $32-1/2 million in 2006, as compared to $34.2 million in 2005. This represents a decrease of approximately 5%.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Urology procedures in the quarter decreased 8% as compared to the same quarter in 2005. This decrease is due to weak performance across our Western Region partnerships. The rate for procedure for lithotripsy actually increased in the quarter by 5%, as we have had success over the past 12 months in getting some rate increases in our contracts and are seeing those now flowing into our revenues. Procedures from our prostate therapy business were down 2% in 2006, as compared to the same period in 2005.

Cost in our urology services were $14.1 million in the second quarter of 2006, as compared to $15.7 million for the same period in 2005. This decrease is primarily related to lower supply cost across our prostate therapy operations as well as some overall savings in our lithotripsy business.

Our Medical Products division has been reorganized, and it now includes both our ClariPath Lab operations and our research and development efforts, including our HIFU clinical trials.

Our Medical Products division has a significant amount of activity with our urology segment. This inter-segment activity is eliminated under Generally Accepted Accounting Principles. However it’s easier to review the performance of this division prior to these eliminations.

Revenues for medical products prior to eliminations were $7.7 million for the second quarter of 2006, as compared to $9 million for the same period in 2005. This decrease relates to sales of consumables and maintenance services which were provided to our orthopedics business in the same – in the 2005 quarter. As you remember, we divested this business in the third quarter of 2005.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Expenses for Medical Products prior to eliminations totaled $8.1 million for the second quarter of 2006, compared to $6.9 million for the same period in 2005. This increase relates to additional salary costs, primarily for sales personnel that we’ve added as well as $150,000 of research and development cost related to our clinical trials for HIFU, and $350,000 of cost related to our lab operations which commenced in late 2005.

Corporate expenses for the second quarter of 2006 totaled $2.5 million, which is an increase of $1.3 million from the same period a year ago. This increase was caused by $650,000 paid to the strategic consultants that Sam mentioned as well as approximately $300,000 of expenses related to our stock options which are now expensed in 2006, and another $200,000 of cost in the quarter related to the recruitment fees and relocation costs for certain executives.

Without these one-time corporate items and a significant amount of severance and legal cost in our Specialty Vehicle division in anticipation of the sale, our diluted EPS would have been 8 cents for the quarter. With the completion of the sale of our Specialty Vehicle business our balance sheet position is exceptionally strong. At the end of July our cash on hand actually exceeds our debt by an excess of $10 million.

This provides us with an extremely strong financial position and the leverage available as we look to position ourselves going forward.

I’ll now turn it back to Sam.

Sam Humphries:	Thanks, Richard. And although there are a number of areas that Richard mentioned that are very encouraging, especially the balance sheet, I’ll have to be candid and say that I’m not happy with the top line. I’m not happy with the bottom line, and I’m not happy with many of the lines in between. And we’re in the process of changing that. And as a matter of fact there is – there already have been a number of very positive changes in a very short period of time.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

First, as Richard mentioned, the sale of or Specialty Vehicle division was a real highlight and we were certainly very pleased with the $140 million purchase price, and part of that as Richard mentioned was used to pay off our debt. We have a very strong balance sheet, certainly greater access to capital markets and positions us to aggressively hunt for strategic acquisitions, both in the urology services and the medical products. So, overall that transaction was very good for HealthTronics and as well as for Oshkosh.

Another very positive and reasonable expectation after the sale of our Specialty Vehicle division is that it’s obviously a good time to stop and take a hard look at our business. It’s a good time to take a look at what makes sense from a restructuring point of view so that we can focus on pure healthcare and focus on our core business of urology services and medical products. And that’s exactly what we’re going to do.

But as we go through that process we will have a number of non-reoccurring costs in the short term. And these are necessary in order to drive the growth in the way that we want to in the long term.

Other positive changes which relates to the organization, one is I’m getting my team in place and doing that quite rapidly. James Whittenburg was recently appointed President of the Urology Service division. James has been with HealthTronics for a little over two years and was previously Senior Vice President of Development and General Counsel and heavily involved in the activities of the Urology Service business.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

And next is Chris Schneider. He is President of the newly reorganized Medical Products division. Chris has been with HealthTronics for a little more than three years, and comes with very strong background from GE Medical. And, as Richard mentioned, part of that reorganization includes adding the R&D function, which includes the clinical trials and development for HIFU as well as the anatomical path lab business.

And the last part as far as my team is concerned, we have commissioned Spencer Stuart to conduct a search for a CFO and we hope that that will be completed as soon as possible.

And then just kind of overall as far as the – my senior organization is concerned, we’ve revised the compensation plan to really focus and be closely tied with growth, as well as some of the other clear corporate objectives.

Having been in this business for a good while now, I think there are three critical elements that are very important in driving growth. And that’s going to be one of our top objectives at HealthTronics. First of all, people and I believe in casting the net far and wide and looking and finding the very best in the business, not people that are good but the very best that we can find.

And with the addition of our CFO in the next month or so, I think we’ll have one of the strongest senior management teams in the business. Second is technology, here again I think we have some of the best technology in the business.

I don’t think we have enough of it, but the – some of the technology was introduced at the AUA just a couple of months ago. One was a UltraDiamond Litho, which is a dual shock head lithotripter was received very well.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

The Revolix has been great reviews. It’s a laser that’s used for BPH and as a matter of fact on the first 13 in-use demos that we conducted we had orders for ten units and the anatomical path lab has experienced strong growth as well, especially is case load.

And as we mentioned before, with a very strong balance sheet, we’re going to be very aggressively looking for additional technology to add to this mix.

The third is relationships and that might be even more important than the first two, but as you know many medical companies have good personal relationships with their physicians.

And one of the things that they try to do when they acquire technologies or acquire companies is to leverage that personal relationship and integrate it into their infrastructure.

At HealthTronics, I think we have a very strong personal relationship with our urologists, but we also have a very strong partnership relationship with our urologists and this gives us a very significant competitive advantage and we’re going to leverage that advantage and we’re going to leverage it in a very aggressive way in both urology services and medical products.

We also are the largest provider of urology services in the U.S. and we intend to leverage that and we intend to do it in a very aggressive way. In closing I want to emphasize that there are a lot – there’s a lot of positive momentum at HealthTronics. I think we’ve accomplished a great deal in a very thoughtful process in a very short period of time.

And even though it’s early and we’re not finished I’m very confident that we’ll complete the process with even a stronger platform for growth. I’ll be happy to answer any questions again as long as they don’t relate to again a lot of detail related to our strategy and our financials going forward as we’re still in the process of assessing that.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

But as I mentioned earlier I do promise that before the end of the year, I’ll give you a much more complete picture of our strategy and plans and also I’ll provide updated financial guidance.

At this time I’d like to open it up for questions.

Operator:	At this time if you’d like to ask a question, press star then the number “1” on your telephone keypad. If you’d like to withdraw your question, press “star” then the number “2”.

Your question will be taken in the order that it is received. Please stand by for your first question. Our first question comes from Sean McMahon.
Sean McMahon:	Hi Sam, how are you?
Sam Humphries:	Hi Sean.
Sean McMahon	I was wondering if you guys can talk to me about the relationship with Bain and are they compensated on a performance base or is it just strictly a fee for service?
Sam Humphries:	Well actually that’s, you know, part of our contractual agreement that, you know, we haven’t discussed it with them about making that public, but I will say that there are some incentives in that, you know, we expect some very demonstrable results and so far, and we’ve actually been working with them for a month or so now and the, you know, early indications are quite good and quite solid, and those that we can put into practice.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sean McMahon:	Have you made any meaningful changes since they’ve come on board, or I mean, what can you just talk to me about what are they doing right now, or how’s that working out?
Sam Humphries:	Well there’s two things and first of all we’ve, you know, we’ve made a lot of changes but one of the things that we’re looking at is to evaluate our strategy and make sure that we’re looking at all opportunities to grow our business, but also to look at our costs, our cost structure.

I think at this point there are a number of areas that need to be restructured and reorganized that can eliminate costs and they are taking a look at a lot of detail in both of those areas and have already provided guidance and in fact we have made some, or started to make some significant changes in terms of infrastructure.

Sean McMahon:	Can you give me some examples?
Sam Humphries:	Well, we haven’t publicized any specific examples either outside the company or on a company-wide basis. It’s just been on a department basis so I would rather not comment on that at this point, but when we do make that public I would be glad to talk about it in detail.

Sean McMahon:	Okay and then on, you know, you talk about growing the company. Can you talk to me – are you looking to acquire additional companies or are you looking just to do partnerships and kind of put more products in the bag so to speak. How do you plan to grow the company?

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sam Humphries:	Well I think we’re going to do both. From a partnership point of view as you know it’s a very fragmented business at this point and there are a number of opportunities. We expect a number of opportunities to take a look at, you know, some other companies, those that are competitors at this point.

And as you start the consolidation process, you build a critical mass. You build, you know, an ability to save costs as well as grow the top line so you get clearer economies of scale, so I think that’s something that we’re going to be very aggressive in looking at and within our own corporate structure certainly taking a look at adding new partnerships where it makes sense for our urology customers and that maybe in lithotripsy, it may be in laser, it may be in other technologies.

On the product and technology side, there are a number of products that we have that some of them I mentioned earlier, that have some clear competitive advantages but I think we need more.

I‘ve spent most of my career in technology, in medical technology, as well as service and there’s some technologies out there that we will add to the mix and we’re going to be again, going to be very aggressive on both sides of the equation, the urology service as well as the medical equipment.

Sean McMahon:	Okay just lastly, if I understand you correctly I mean you’re looking to consolidate urology and possibly doing partnerships on the device side.
Sam Humphries:	Well, that’s both on the urology services and again within our structure we can add to partnerships but there are other companies out there are in competitive positions that may have significant synergy if we acquire them, so we’ll be looking at that as well.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

And then on the product side or the technology side we’ll be looking to acquire additional technology as well.

Sean McMahon:	Okay, thanks guys.
Sam Humphries:	You bet, thanks Sean.

Operator:	Once again if you do have a question, press “star” then the number “1” on your telephone keypad. Our next question is from David MacDonald.
David Larson:	Hi, this is Dave Larson in for Dave MacDonald. Just a couple of quick questions. With the reorganization plan can you give us any sense of what type of annual cost savings that could produce?

Sam Humphries:	Well as I mentioned earlier Dave at this point I don’t think it’s appropriate to go into any specific details of what plans are in place in terms of cost or revenues.

But I will say that there’s I think a number of areas that we’re looking at for opportunities to drive down costs and we’re not going to drive them down in a way that will impact our business, but in a way that, you know, frankly in some cases when you drive down costs, it not only makes your business more effective, but can actually help the top line.

So we’re going to be again looking at all areas of the company, there’s nothing that’s not on the table for discussion.

David Larson:	Okay, okay great. Can you give a little more detail on the initiatives to improve equipment utilization and also local placing?

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sam Humphries:	Well I, you know, again come from a background where equipment utilization is very important and it’s, you know, very similar to airline seats or hotel rooms and if they’re empty, you know, you don’t get revenue for it but you have the fixed costs.

And there are a number of ways I think we can improve the utilization of the equipment and even if we – if some of the initiatives where we add only one or two patients per week per piece of equipment, that’s significant.

I actually think that we can drive utilization to much higher levels and I do have experience with utilization of equipment with other companies and, you know, it can be done. I think we can do a better job of it and that’s one of the things that we’re looking at.

David Larson:	Okay, that’s great. And then my last question is just on the acquisition front. You’d already touched on this a little bit, but I was wondering if you might be able to give any more detail regarding, you know, will you be looking for service businesses or technology businesses first or kind of like you’re kind of a combination of the two?

Sam Humphries:	That’s right Dave, it’s a combination of the two and again those two segments, those two divisions are, you know, that’s our core business and there’s a lot of interaction, there’s a lot of synergy, there’s a lot of leverage, that goes on and can go on to even a greater extent with both of these divisions working independently as well as working together.

David Larson:	Super, thanks a lot

Operator:	Our next question is from Mitra Ramgopal.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Mitra Ramgopal:	Yes. Hi good morning, just a few questions. First, I think we had some nonrecurring expenses in the quarter. As you continue with the restructuring do you see that continuing over the next couple of quarters and by the time we are ready for ’07, that’s behind you?

Sam Humphries:	Well it’s a good way to characterize it Mitra. As we look at the third quarter, they’ll certainly be additional non-reoccurring expenses. Again as we’re restructuring and getting things reorganized in a way that we can drive the growth more efficiently and that should taper off towards in the fourth quarter and really put us in great position again from an organization structure point of view.

From a cost point of view and some of the initiatives that we are starting to put in place to drive revenues so as we kind of clean things up a little bit and look towards ’07, I’m very, you know, very optimistic about some of the things we can do in ’07.

Mitra Ramgopal:	Okay and again I think you mentioned about some R&D spending on the HIFU front, if you can just give us some idea in terms of your expectations there going forward and also maybe touch a little on the ClariPath Lab partly, you know, it’s moving along in terms of your expectations.

Sam Humphries:	Sure, from the R&D point of view at this point the HIFU technology is being used just about everywhere on the planet other than the U.S. and the results are quite good in other parts of the country and our expenses at this point are related to clinical trials, the PMA process with the FDA.

We have a number of clinical sites that have been selected, have been certified, and have started to treat the first patients, so that’s a process that is very classic and is being controlled by the requirements and the pace of the FDA.

HEALTHTRONICS

Moderator: John Barnidge

08/08/06/9:30 am CT

Confirmation #2256190

As far as the path lab is concerned, you know, we have one facility in Augusta, Georgia. We have some very unique technology and chemical markers where we’re really focusing on speed and turnaround time and we have a very very strong staff there.

And we will start the marketing activities kind of on a segment basis as we increase the radius of coverage of that lab and we’re, you know, very optimistic that not only will it get to break even, but will show some significant growth in ’07. And, you know, we’ll be taking a hard look at that model based on one lab.

And if it does the kind of things we think it should do, then there’s a possibility of adding others in the future.

Mitra Ramgopal:	Okay. And finally, again, you know, you’ve come into a very challenging situation now that you’ve been there for a few months. You know, how comfortable or confident are you in terms of being able to sort of turn things around?

Sam Humphries:	Well, I’m very confident. And frankly, I love it here. There’s a number of things that we’re doing. Some of it is just blocking and tackling. And some of it will be fairly sophisticated in how we can add value to our partnerships.

And we’re working on that. As I mentioned earlier, my senior staff I think is one of the best in the business. And I’ve, you know, have been in the urology arena for a long time.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

So I think we have a great senior staff here. Also, I was quite pleased that as I have met a number and visited a number of our urology partnerships that there - in every case, there’s been at least two or three and sometimes four or five physicians that I have known in the past.

And some I’ve known for, you know, ten or 15 years. So there’s a lot of synergy there. I think there’s tremendous possibility for growth. I think there’s a significant competitive advantage that we have by me being able to leverage our personal relationships as well as the partnership relationships.

And as I mentioned earlier, you know, I just can’t wait to start to do that and leverage it in a very aggressive way.

Mitra Ramgopal:	Okay. Thanks.
Operator:	Our next question is from David Kelson.
David Kelson:	Hi, Sam. How are you?
Sam Humphries:	Hi, David.
David Kelson:	Can you just give us a little detail on what aspects of growth are tied to compensation and how deep they go?
Sam Humphries:	You mean compensation for my senior staff? I think a significant portion of the compensation should be performance based. I won’t go into specific percentages because I don’t think that’s appropriate on a public forum.

But I think that if we grow the business the way that we want to, then the senior managers as well as their reports should be rewarded for that growth.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

And it should be significant. And it is.
David Kelson:	Is it skewed more towards top line growth, margins, cash flow, I mean, do you have some detail around that?
Sam Humphries:	Well, it’s basically two things. And I’m not trying to over simplify it, but it’s top line and bottom line, we need to grow our business, and we need to grow it in a profitable way.

It just doesn’t make much sense for us to grow the top line and not grow the bottom line or grow the bottom line and not grow the top line.

But I think the way that you build real value in a company is by aggressively growing the top line in a very profitable way.

David Kelson:	Thanks. And with respect to charges to come, can you give us a ballpark for ’06?
Sam Humphries:	I really can’t at this point, David.
David Kelson:	Okay. And then with respect to acquisitions, can you give us a sense of what the largest acquisition you’d be comfortable doing would be?
Sam Humphries:	Again, I really think that’s premature at this point. Right now, we’ve kind of characterized it, we’ve got the radar screen clicked on, and there are, you know, a lot of blips on the radar screen.

So we’ll be taking a very hard, very analytical look at, you know, each of those targets and make sure that there are some synergies there. Economies of scale, there’s very little overlap. And something that we can integrate quite well within our structure.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

David Kelson:	Okay. And final question is around contract standardization with the urologist. I know there were some efforts to bring everybody in line. Can you talk about how far along you are down that path?
Sam Humphries:	Well, I can’t talk about how far we are along. But I will say that it’s a very high priority for us is to get some standardization and some structure in our contracts.

But we need to do that in a thoughtful way. And we’re not just going to have a blanket kind of square wave change and everything all at once.

We need to keep in mind our urology partners, what’s good for them and what’s good for us. There are some logical points at which we can modify the contract in an effort to standardize and certainly with new partnerships.

But it’s not - it’s not such a problem that, you know, we have to stop and kind of change everything at once. It’ll be a very orderly evolutionary process.

David Kelson:	Thanks much.
Sam Humphries:	You bet. Thank you, David

Operator:	Our next question is from Philip Oppenheimer.
Philip Oppenheimer:	My question has been answered. Thank you very much.

Operator:	Okay. We have a follow up question from Sean McMahon.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sean McMahon:	Yeah. Back on the acquisition, guys. On the services side, have you, kind of thought what you would pay or what’s the most you’d pay for an acquisition?

And I know on the device manufacturing side, that can be kind of skewed, but if you’re looking to acquire other businesses, can you give me some sense of valuation or what’s your hurdle rate?

Sam Humphries:	Well, I wouldn’t want to do that, so I wouldn’t want to tip our hand to any possible candidates.

But having said that, a lot depends on some of the things I mentioned earlier. The fit; how much overlap there is, the synergy, the ability to integrate it within our structure.

Now, a number of those things relate to not only leveraging the top line, but eliminating some costs, getting some economies of scale and some critical mass.

Sean McMahon:	And then, you know, can you maybe comment on who’s bringing you the deals? I know you talked about a couple blips, but is it bankers or is it owners who are looking to retire? Or, you know, how are you...

And then lastly I guess is will you make these acquisitions before Bain is complete or is this more of an ’07 issue?

Sam Humphries:	Well, I will say we haven’t engaged a banker to look for those opportunities. We have, you know, people here at HealthTronics have a great deal of experience and history not only on the urology service side, but also on the medical products side.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

I also, going back to, you know, some of my venture capital days have spent a lot of time looking, searching for and analyzing businesses. There are over 60 people in this medical market, primarily urology, that are vice president, president or CEO (Anice Lebel) that used to work for me.

So I think at this point, you know, our pipeline and our relationships have given us more than we had the opportunity to look at at this early stage.

Sean McMahon:	And then will you wait until Bain is complete with their, I guess, review? Or will you make acquisitions in that meantime?
Sam Humphries:	Well, it’s not dependent on Bain finishing. And Bain is, you know, it’s kind of an ongoing process. And kind of at each stage, you know, we pull out some things that we can use, that we can do, that we can implement as it moves forward.

So it’s not, you know, a big kind of opening of the stage and a strategic picture there that will start to execute. Again, it’s an evolutionary process, and if something pops up, you know, in the short term that for some reason is time sensitive, then we’ll be very aggressive.

Sean McMahon:	Okay. Thank you.
Sam Humphries:	Thank you.
Operator:	Once again, if you do have a question, press “star”, then the number “1” on your telephone keypad. Our next question is from Joe Millsap.
Joe Millsap:	Thank you. Good morning. Sam, I joined the call late, and apologize for that.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

Sam Humphries:	Joe, I can hardly hear you. I'm sorry.
Joe Millsap:	Yes, sir. I joined the call late and apologize; perhaps this question has already been asked. The decline in the second quarter urology revenue line item, could you put some additional color on that regarding procedures, unit, pricing and any geographic revenue changes that would be considered outliers as part of the explanation for the revenue line softness?

Sam Humphries:	Well, one of the things I mentioned earlier, Joe, is that I would ask, you know, for your patience in asking some of the detailed questions about our business at this point.

At a later date, certainly before the end of the year, I’ll be able to give you a more complete picture, and a lot more detail of our business.

But we’re in the process of evaluating a lot of those things. You know, many parts of it we understand very, very well.

Some of it we’re not happy with. And, you know, we’re making some changes as we move forward.

But I think there are clearly some additional ways that we can help our partnerships build their business. Earlier we were talking about utilization. I think that’s very important for the partnership as well as for HealthTronics.

I think there are a number of areas that we can provide resources to our partnerships and certainly that’s in the area of technology, which we’ve done some of it. We’ll be doing more of it as we go forward.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

And I think there’s a number of areas that we can help in the area related to medical marketing, which can help the partnerships to get better visibility and therefore it’ll certainly help our top and bottom line as well.

Joe Millsap:	Since you did indicate in the press release that there were 27 units in the medical product division shifted delivered, can you break that out by further detail on the line item?

Sam Humphries:	Well, again, from a competitive point of view, I don’t think that would be the right thing to do. But as I mentioned earlier, at the AUA, we introduced the LithoDiamond Ultra, which is a dual shock head lithotripter.

It was very well received. The Revolix, something that is, you know, we consider pretty hot right now. It’s a laser technology for BPH.

It has some very clear competitive advantage and the response has been very, very good for that. We also had, you know, some encouraging response related to some of our large imaging tables as well.

Joe Millsap:	Very good. That's all I have for now, thank you.

Sam Humphries:	Thank you.

Operator:	There are no further questions at this time. I will now turn the conference back over to management for any closing remarks.

Sam Humphries:	My closing remarks, again, is just that I really appreciate all of you attending. I think there are a number of things that I’m very excited about as we’re analyzing our business.

HEALTHTRONICS

Moderator: Sam Humphries

08/08/06/9:30 am CT

Confirmation #2256190

There are a lot of strengths, and HealthTronics, as I mentioned before, we’re the largest provider of urology services in the US. There are a lot of ways that we can leverage that, and there are a number of opportunities on the medical product side, and there are a lot of ways we can leverage that.

I think, again, one of our key competitive advantages is the fact that we have strong personal relationships as well as strong partnership relationships, and we’re going to leverage that as well in a very aggressive way.

So I look forward to our next earnings call. Any questions from anyone, don’t hesitate to give me a call. Thanks a lot. Take care.

Operator:	Ladies and gentlemen, this concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.

END